Exhibit 1.1

EXECUTION VERSION

12,000,000 Shares

Dice Holdings, Inc.

Common Stock

UNDERWRITING AGREEMENT

December 9, 2010

Jefferies & Company, Inc.

520 Madison Avenue

New York, NY 10022

As Representative of the Several Underwriters

Ladies and Gentlemen:

1. Introductory. Dice Holdings, Inc., a Delaware corporation (“Company”) agrees with the several Underwriters named in Schedule B hereto (“Underwriters”) to issue and sell to the several Underwriters 1,075,633 shares of its common stock, par value $0.01 per share (“Securities”) and the stockholders whose names are set forth in Schedule A hereto (the “Selling Stockholders”) agree severally with the Underwriters to sell to the several Underwriters an aggregate of 10,924,367 outstanding shares of the Securities (such shares of Securities being hereinafter referred to as the “Firm Securities”). Certain of the Selling Stockholders also agree to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 1,800,000 additional outstanding shares (“Optional Securities”) of the Company’s Securities, as set forth below. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities”.

2. Representations and Warranties of the Company and the Selling Stockholders. (a) The Company represents and warrants to, and agrees with, the several Underwriters that:

(i) Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form S-3 (No. 333-165483), including a related prospectus or prospectuses, covering the registration of the Offered Securities under the Act, which has become effective. “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the Effective Time. For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.

For purposes of this Agreement:

“430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

“430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means 5:45 PM (Eastern time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Time” of the Registration Statement relating to the Offered Securities means the time of the first contract of sale for the Offered Securities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule C to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange (“Exchange Rules”).

“Statutory Prospectus” with reference to any particular time means the prospectus relating to the Offered Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein, all 430B Information and all 430C Information with respect to the Registration Statement. For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(ii) Compliance with Securities Act Requirements. (i) (A) At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), (C) at the Effective Time relating to the Offered Securities and (D) on the Closing Date, the Registration Statement conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (ii) (A) on its date, (B) at the time of filing the Final Prospectus pursuant to Rule 424(b) and (C) on the Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(c) hereof.

(iii) Shelf Registration Statement. The date of this Agreement is not more than three years subsequent to the initial effective time of the Registration Statement.

(iv) Ineligible Issuer Status. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Offered Securities and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.

(v) General Disclosure Package. As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time and the preliminary prospectus supplement, dated December 3, 2010, including the base prospectus, dated May 18, 2010, (which is the most recent Statutory Prospectus distributed to investors generally), and the other information, if any, stated in Schedule C to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) hereof.

(vi) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus and prior to any Closing Date there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representative and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) hereof.

(vii) Incorporated Documents. The documents incorporated by reference in the Registration Statement or the General Disclosure Package, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement or the General Disclosure Package, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(viii) Good Standing of the Company. The Company has been duly incorporated and is existing and in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package; and the Company is not required to be qualified to do business as a foreign corporation in good standing in any other jurisdictions, except where the failure to be so qualified or in good standing would not individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).

(ix) Subsidiaries. Each subsidiary of the Company has been duly incorporated and is existing and in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification (each such jurisdiction is listed on Schedule E hereto), except where the failure to be so qualified or in good standing would not individually or in the aggregate have a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects, other than liens securing the Company’s Credit Agreement dated as of July 29, 2010, among Dice Holdings, Inc., Dice Inc. and Dice Career Solutions, Inc., as borrowers, the guarantors named therein, the various parties lender thereto, Bank of America, N.A., as administrative agent, and Banc of America Securities LLC, J.P. Morgan Securities, Inc., and KeyBanc Capital Markets Inc., as joint lead arrangers and co-book managers, and except as otherwise disclosed in the Registration Statement and the General Disclosure Package.

(x) Offered Securities. The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the General Disclosure Package; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date, such Offered Securities will have been, validly issued, fully paid and nonassessable, will conform in all material respects to the descriptions thereof contained in the General Disclosure Package and in the Final Prospectus; the stockholders of the Company have no preemptive rights with respect to the Securities; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder.

(xi) No Finder’s Fee. Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(xii) Registration Rights. Except as disclosed in the General Disclosure Package and the Second Amended and Restated Shareholders Agreement, dated July 23, 2007, among the Company and certain of its stockholders, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a registration statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”), and any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section 5(k) hereof, except (i) any registration rights exercised in connection with the offering contemplated by this Agreement and (ii) as set forth in the applicable Lock-Up Agreements entered into pursuant to Section 7(h) hereof.

(xiii) Listing. The Offered Securities have been approved for listing on the New York Stock Exchange, subject to notice of issuance and evidence of satisfactory distribution.

(xiv) Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement and the custody agreements entered into in connection with this Agreement (the “Custody Agreements”) in connection with the sale of the Offered Securities, except such as have been obtained, or made and such as may be required under state securities laws.

(xv) Title to Property. Except as disclosed in the General Disclosure Package, the Company and its subsidiaries have good and marketable title to all material real properties and all other properties and assets owned by them, in each case free from liens, charge, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them and, except as disclosed in the General Disclosure Package, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them.

(xvi) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement and the Custody Agreements, and the issuance and sale of the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its subsidiaries, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties or (iii) any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject, except in the case of clauses (ii) and (iii) above, for any such breach, violation, default, lien, charge, encumbrance or Debt Repayment Triggering Event that would not individually or in the aggregate have a Material Adverse Effect or prevent or materially interfere with the consummation of the transactions contemplated by the Underwriting Agreement and the Custody Agreements; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xvii) Absence of Existing Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect.

(xviii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xix) Possession of Licenses and Permits. The Company and its subsidiaries (i) possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary or material to the conduct of the business now conducted and as described in the General Disclosure Package and (ii) have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if reasonably determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(xx) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that could have a Material Adverse Effect.

(xxi) Possession of Intellectual Property. Except as disclosed in the Registration Statement and the General Disclosure Package, (i) to the Company’s knowledge, there are no rights of third parties to any Intellectual Property Rights owned by the Company or its subsidiaries; (ii) the Company and its subsidiaries own, possess or can acquire on reasonable terms trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) necessary or material to the conduct of the business now conducted as described in the General Disclosure Package and the expected expiration of any such Intellectual Property Rights would not individually or in the aggregate have a Material Adverse Effect; (iii) to the Company’s knowledge, there is no material infringement, misappropriation, breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by the Company, its subsidiaries or third parties of any of the Intellectual Property Rights of the Company or its subsidiaries; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s or any subsidiary’s rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) to the Company’s knowledge, there is no pending or threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (vi) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any subsidiary infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (vii) to the Company’s knowledge, none of the Intellectual Property Rights used by the Company or its subsidiaries in their businesses has been obtained or is being used by the Company or its subsidiaries in violation of any contractual obligation binding on the Company or any of its subsidiaries in violation of the rights of any persons, except in the case of clauses (i) through (vii) above, where such rights, infringement, misappropriation, breach, default or other violation, action, suit, proceeding or claim would not individually or in the aggregate have a Material Adverse Effect.

(xxii) Environmental Laws. Except as disclosed in the General Disclosure Package, neither the Company nor any of its subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(xxiii) Accurate Disclosure. The statements in the General Disclosure Package and the Final Prospectus under the headings “Certain U.S. Federal Tax Consequences” and “Description of Capital Stock” and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 under the headings “Business—Regulation and Legislation” and “Risk Factors—Our business is subject to U.S. and foreign government regulation of the Internet and taxation, which may have a material adverse effect on our business,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are in all material respects accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(xxiv) Absence of Manipulation. The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(xxv) Statistical and Market-Related Data. Any third-party statistical and market-related data included in a Registration Statement, a Statutory Prospectus or the General Disclosure Package are based on or derived from sources that the Company reasonably believes to be reliable and accurate.

(xxvi) Internal Controls and Compliance with the Sarbanes-Oxley Act. Except as set forth in the General Disclosure Package, the Company, its subsidiaries and the Company’s Board of Directors (the “Board”) are in compliance with Sarbanes-Oxley and all applicable Exchange Rules. The Company maintains a system of internal controls over accounting matters and financial reporting and an internal audit function and legal and regulatory compliance controls, and following the issuance and sale of the Offered Securities the Company will maintain disclosure controls and procedures that will comply in all material respects with the Securities Laws (collectively, “Internal Controls”), and such Internal Controls are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity generally accepted accounting principles in the United States (“U.S. GAAP”) and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Internal Controls are overseen by the Audit Committee (the “Audit Committee”) of the Company’s Board of Directors (the “Board”) in accordance with Exchange Rules. The Company has not publicly disclosed or reported to the Audit Committee or the Board, and within the next 135 days the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would have a Material Adverse Effect.

(xxvii) Litigation. Except as disclosed in the General Disclosure Package, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its subsidiaries or any of their respective properties that, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, including the sale of the Offered Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are to the Company’s knowledge, threatened or contemplated.

(xxviii) Financial Statements. The financial statements included in the Registration Statement and the General Disclosure Package present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and except as otherwise disclosed in the General Disclosure Package, such financial statements have been prepared in conformity with U.S. GAAP applied on a consistent basis; the schedules included in the Registration Statement present fairly, in all material respects, the information required to be stated therein.

(xxix) No Material Adverse Change in Business. Except as disclosed in the General Disclosure Package, since the end of the period covered by the latest audited financial statements included in the General Disclosure Package (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole, that is material and adverse, (ii) except as disclosed in or contemplated by the General Disclosure Package, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and (iii) except as disclosed in or contemplated by the General Disclosure Package, there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, operating income, net current assets or net assets of the Company and its subsidiaries.

(xxx) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package, will not be an “investment company” as defined in the Investment Company Act of 1940 (the “Investment Company Act”).

(xxxi) Ratings. No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company or (ii) has indicated to the Company that it is considering any of the actions described in Section 7(c)(ii) hereof.

(xxxii) Compliance with Law. Each of the Company and its subsidiaries, and to the knowledge of the Company, its affiliates, and any of their respective officers, directors, supervisors, managers, agents, or employees, has not violated, and its participation in the offering will not violate: (a) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977 or any other law, rule or regulation of similar purpose and scope, (b) anti-money laundering laws, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 U.S. Code section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principals or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder or (c) laws and regulations imposing U.S. economic sanctions measures, including, but not limited to, the International Emergency

Economic Powers Act, the Trading with the Enemy Act, the United Nations Participation Act, and the Syria Accountability and Lebanese Sovereignty Act, all as amended, and any Executive Order, directive, or regulation pursuant to the authority of any of the foregoing, including the regulations of the United States Treasury Department set forth under 31 CFR, Subtitle B, Chapter V, as amended, or any orders or licenses issued thereunder.

(xxxiii) Tax. The Company and its subsidiaries have filed all federal, state, local and non-U.S. tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect); and, except as set forth in the General Disclosure Package, the Company and its subsidiaries have paid all taxes (including any assessments, fines or penalties) required to be paid by them, except for any such taxes, assessments, fines or penalties currently being contested in good faith or as would not individually or in the aggregate have a Material Adverse Effect.

(b) Each Selling Stockholder severally, and not jointly, represents and warrants to, and agrees with, the several Underwriters that:

(i) Title to Securities. Such Selling Stockholder has and on each Closing Date hereinafter mentioned will have valid and unencumbered title to the Offered Securities to be delivered by such Selling Stockholder on such Closing Date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered Securities to be delivered by such Selling Stockholder on such Closing Date hereunder; and upon delivery of and payment for the Offered Securities on each Closing Date hereunder, valid title to the Offered Securities to be delivered by such Selling Stockholder on such Closing Date will pass, free and clear of any adverse claim within the meaning of Section 8-102 of the New York Uniform Commercial Code, to each Underwriter who has purchased such Offered Securities without notice of an adverse claim.

(ii) Absence of Further Requirements. No consent, approval, authorization or order of, or filing with, any person (including any governmental agency or body or any court) is required to be obtained or made by any Selling Stockholder for the consummation of the transactions contemplated by the Custody Agreement of such Selling Stockholder or this Agreement in connection with the offering and sale of the Offered Securities sold by the Selling Stockholders, except such as have been obtained and made under the Act, the Exchange Act, state securities laws (including blue sky laws) and such other approvals as have been obtained;

(iii) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of the Power of Attorney (to the extent such Selling Stockholder has executed a power of attorney) and related Custody Agreement and this Agreement and the consummation of the transactions therein and herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of such Selling Stockholder pursuant to, (i) any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over such Selling Stockholder or any of its properties, (ii) any agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the properties of such Selling Stockholder is subject, or (iii) the charter or by-laws of any Selling Stockholder that is a corporation or the constituent documents of any Selling Stockholder that is not a natural person or a corporation, except in the case of clauses (i) and (ii) above, for any such breach, violation, default, lien, charge or encumbrance that would not individually or in the aggregate materially interfere with the consummation of the transactions contemplated by the Agreement, the Power of Attorney or the Custody Agreement or the ability of such Selling Stockholder to perform its obligations hereunder and thereunder;

(iv) Custody Agreement. The Power of Attorney (to the extent such Selling Stockholder has executed a power of attorney) and related Custody Agreement with respect to each Selling Stockholder has been duly authorized, executed and delivered by such Selling Stockholder and constitute valid and legally binding obligations of each such Selling Stockholder enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(v) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by such Selling Stockholder.

(vi) No Finder’s Fee. Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between such Selling Stockholder and any person that would give rise to a valid claim against such Selling Stockholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(vii) Absence of Manipulation. Such Selling Stockholder has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(viii) Compliance with Securities Act Requirements. (i) (A) At the Effective Time relating to the Offered Securities and (B) on the Closing Date, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (ii) (A) on its date, (B) at the time of filing the Final Prospectus pursuant to Rule 424(b) and (C) on the Closing Date, the Final Prospectus will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence, as well as Section 8(b) below, applies only to such statements in or omissions from any such document that are based upon written information furnished to the Company by such Selling Stockholders specifically for use therein, it being understood and agreed that such information includes only the information relating to such Selling Stockholders under the caption “Selling Stockholders” in the General Disclosure Package and Final Prospectus.

3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company and each Selling Stockholder agree, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company and each Selling Stockholder, at a purchase price of $10.26625 per share, that number of Firm Securities (rounded up or down, as determined by the Representative in their discretion, in order to avoid fractions) obtained by multiplying 1,075,633 Firm Securities in the case of the Company and the number of Firm Securities set forth opposite the name of such Selling Stockholder in Schedule A hereto, in the case of a Selling Stockholder, in each case by a fraction the numerator of which is the number of Firm Securities set forth opposite the name of such Underwriter in Schedule B hereto and the denominator of which is the total number of Firm Securities.

Certificates in negotiable form or direct registration system receipts or advices as evidences of ownership for the Offered Securities to be sold by the Selling Stockholders hereunder have been placed in custody, for delivery under this Agreement, under Custody Agreements made with Dice Holdings, Inc., as custodian (“Custodian”). Each Selling Stockholder agrees that the shares represented by the certificates or direct registration system receipts or advices as evidences of ownership held in custody for the Selling Stockholders under such Custody Agreements are subject to the interests of the Underwriters hereunder, that the arrangements made by the Selling Stockholders for such custody are to that extent irrevocable, and that the obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by the death of any individual Selling Stockholder or the occurrence of any other event, or in the case of a trust, by the death of any trustee or trustees or the termination of such trust. If any individual Selling Stockholder or any such trustee or trustees should die, or if any other such event should occur, or if any of such trusts should terminate, before the delivery of the Offered Securities hereunder, certificates for such Offered Securities shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death or other event or termination had not occurred, regardless of whether or not the Custodian shall have received notice of such death or other event or termination.

The Company and the Custodian will deliver the Firm Securities to or as instructed by the Representative for the accounts of the several Underwriters in a form reasonably acceptable to the Representative against payment of the purchase price in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representative drawn to the order of Dice Holdings, Inc. in the case of 1,075,633 shares of Firm Securities and Dice Holdings, Inc., as Custodian, in the case of 10,924,367 shares of Firm Securities, at the office of Davis Polk & Wardwell, 450 Lexington Avenue, New York, NY 10017, at 10:00 A.M., New York time, on December 15, 2010, or at such other time not later than seven full business days thereafter as the Representative and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The Firm Securities so to be delivered or evidence of their issuance will be made available for checking at the above office of Davis Polk & Wardwell at least 24 hours prior to the First Closing Date.

In addition, upon written notice from the Representative given to the Company and the Selling Stockholders from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. Certain of the Selling Stockholders agree, severally and not jointly, to sell to the Underwriters the respective numbers of Optional Securities obtained by multiplying the number of Optional Securities specified in such notice by a fraction the numerator of which is the number of shares set forth opposite the names of such Selling Stockholders in Schedule A hereto under the caption “Number of Optional Securities to be Sold” and the denominator of which is the total number of Optional Securities (subject to adjustment by the Representative to eliminate fractions). Such Optional Securities shall be purchased from each such Selling Stockholder for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter’s name bears to the total number of Firm Securities (subject to adjustment by the Representative to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representative to the Selling Stockholders.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representative but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Custodian will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Representative for the accounts of the several Underwriters in a form reasonably acceptable to the Representative, against payment of the purchase price therefore in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representative drawn to the order of Dice Holdings, Inc., as Custodian, at the above office of Davis Polk & Wardwell. The Optional Securities being purchased on each Optional Closing Date or evidence of their issuance will be made available for checking at the above office of Davis Polk & Wardwell at a reasonable time in advance of such Optional Closing Date.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

5. Certain Agreements of the Company and the Selling Stockholders. The Company agrees with the several Underwriters and each of the Selling Stockholders that:

(a) Filing of Prospectuses. The Company has filed or will file each Statutory Prospectus (including the Final Prospectus) pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and consented to by the Representative, subparagraph (5)) not later than the second business day following the earlier of the date it is first used or the execution and delivery of this Agreement. The Company has complied and will comply with Rule 433.

(b) Filing of Amendments; Response to Commission Requests. The Company will promptly advise the Representative of any proposal to amend or supplement at any time the Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without the Representative’s consent (which consent shall not be unreasonably withheld or delayed); and the Company will also advise the Representative promptly of (i) the filing of any such amendment or supplement, (ii) any request by the Commission or its staff for any amendment to the Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the threatening of any proceeding for that purpose, and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c) Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representative of such event and will as promptly as practicable prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon reasonable request of the Representative, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representative’s consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(d) Rule 158. As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the Effective Time of the Registration Statement which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act. For the purpose of the preceding sentence, “Availability Date” means the day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Time on which the Company is required to file its Form 10-Q for such fiscal quarter except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the day after the end of such fourth fiscal quarter on which the Company is required to file its Form 10-K.

(e) Furnishing of Prospectuses. The Company will furnish to the Representative upon request copies of the Registration Statement, each related Statutory Prospectus, and, so long as a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representative reasonably requests. The Final Prospectus shall be so furnished on or prior to 10:00 P.M., New York time, on the business day following the execution and delivery of this Agreement. All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(f) Blue Sky Qualifications. The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representative may reasonably designate and will continue such qualifications in effect so long as required for the distribution of the Offered Securities as contemplated hereby; provided that in connection therewith, the Company will not be required to file a general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified, or subject itself to taxation for doing business in any jurisdiction in which it is not otherwise so subject.

(g) Reporting Requirements. Until the earlier of (i) the third anniversary of the date hereof and (ii) the date on which the Company ceases to be subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, the Company will furnish to the Representative and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representative (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange

Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representative may reasonably request, as permitted by applicable law provided that if the Representative shall request nonpublic confidential information the Company shall only be required to provide the Representative with such information if the Representative shall each enter into a customary confidentiality agreement with the Company with respect thereto. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), or the information is available on the Company’s website, it is not required to furnish such reports or statements to the Underwriters (provided that, if such information is not available on EDGAR, the Company shall promptly notify the Representative of the availability of such information).

(h) Payment of Expenses. The Company agrees with the several Underwriters that the Company will pay all expenses incident to the performance of the obligations of the Company and the Selling Stockholders, as the case may be, under this Agreement, including but not limited to any filing fees and other expenses (including reasonable fees and disbursements of counsel to the Underwriters) incurred in connection with qualification of the Offered Securities for sale under the laws of such states or foreign jurisdictions as the Representative reasonably designate and the preparation and printing of memoranda relating thereto, costs and expenses related to the review by the FINRA of the Offered Securities (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such review), costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company (and 50% of the cost of the chartering of airplanes, but excluding the travel expenses of the Representative’s officers and employees which shall be borne by the Underwriters), fees and expenses incident to listing the Offered Securities on the New York Stock Exchange, fees and expenses in connection with the registration of the Offered Securities under the Exchange Act, any transfer taxes on the sale by the Selling Stockholders of the Offered Securities to the Underwriters and expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors; provided that this paragraph shall not affect or modify any separate, valid agreement relating to the allocation of payment of expenses between the Company, on the one hand, and the Selling Stockholders, on the other hand.

(i) Use of Proceeds. The Company will use the net proceeds received by it in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and, except as disclosed in the General Disclosure Package, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(j) Absence of Manipulation. The Company and the Selling Stockholders will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(k) Restriction on Sale of Securities by Company. Other than the issuance and sale of the Offered Securities as contemplated by this Agreement, for the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Securities or any securities convertible into or exchangeable or exercisable for any of its Securities (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, in each case, without the prior written consent of the Representative, except (A) grants of employee stock options or restricted stock pursuant to the terms of a plan in effect on the date hereof; (B) issuances of Lock-Up Securities pursuant to the exercise of such options or the exercise of any other employee stock options outstanding on the date hereof; (C) issuances of Securities pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants, in each case on the date hereof as detailed in the General Disclosure Package; (D) the filing of any registration statement on Form S-8 in connection with an employees benefits plan in effect on the date hereof or on Form S-4 in connection with the issuances contemplated by provision (E) of this subsection (k) subject to limits on the number of shares to be offered thereunder to the amount set forth in (E); and (E) issuances of Securities or securities convertible into or exercisable or exchangeable for Securities issued by the Company as consideration for or partial consideration for acquisitions of businesses or assets or in connection with the formation of joint ventures, strategic partnerships or other collaborations, provided that such issuances are limited in the aggregate to an amount equal to 5% of the total shares of Common Stock outstanding immediately after the completion of the offering provided that recipients of such Securities agree to be bound by the terms of the lock-up agreement as set forth in Schedule D-1. The initial Lock-Up Period will commence on the date hereof and continue for 90 days after the date hereof or such earlier date that the Representative consents to in writing; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the materials news or material event, as applicable, unless the Representative waives, in writing, such extension. The Company will provide the Representative with notice of any announcement described in clause (2) of the preceding sentence that gives rise to an extension of the Lock-Up Period.

6. Free Writing Prospectuses. The Company and each Selling Stockholder represents and agrees that, unless they obtain the prior consent of the Representative, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company and the Selling Stockholders herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their obligations hereunder in all material respects and to the following additional conditions precedent:

(a) Accountants’ Comfort Letter. The Representative shall have received letters, dated, respectively, the date hereof and each Closing Date, in form and substance reasonably satisfactory to the Representative, of Deloitte & Touche LLP containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Final Prospectus; provided, that the letter delivered on a Closing Date shall use a “cut-off” date no more than three business days prior to such Closing Date.

(b) Filing of Prospectus. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a)

hereof. Prior to such Closing Date, no stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of any Selling Stockholder, the Company or the Representative, shall be contemplated by the Commission.

(c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole which, in the judgment of the Representative, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities or preferred stock of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representative, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange or the NASDAQ Stock Market, or any setting of minimum or maximum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment or clearance services in the United States or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representative, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(d) Opinion of Counsel for the Company. The Representative shall have received (i) an opinion, dated such Closing Date, of Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel for the Company, in the form as set forth on Exhibit A hereto, and (ii) a letter, dated such Closing Date, from Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel for the Company, in the form as set forth on Exhibit A-1 hereto.

(e) Opinion of Counsel for Selling Stockholders. The Representative shall have received (i) an opinion, dated such Closing Date, of Paul, Weiss, Rifkind,

Wharton & Garrison LLP, counsel to David S. Gordon and the GA Entities set forth on Schedule A, in the form as set forth on Exhibit B hereto, and (ii) an opinion, dated such Closing Date, of Davis Polk & Wardwell LLP, counsel to the Quadrangle Entities set forth on Schedule A, in the form as set forth on Exhibit B-1 hereto.

(f) Opinion of Counsel for Underwriters. The Representative shall have received from Davis Polk & Wardwell LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representative may reasonably require, and the Selling Stockholders and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(g) Officer’s Certificate. The Representative shall have received a certificate, dated such Closing Date, of an executive officer of the Company in which such officer shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to their knowledge and after reasonable investigation, are contemplated by the Commission; and, subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.

(h) Lock-Up Agreements. On or prior to the date hereof, the Representative shall have received lockup letters from each of the executive officers and directors of the Company, each Selling Stockholder and certain other stockholders.

(i) The Custodian will deliver to the Representative a letter stating that they will deliver to each Selling Stockholder a United States Treasury Department Form 1099 (or other applicable form or statement specified by the United States Treasury Department regulations in lieu thereof) on or before January 31 of the year following the date of this Agreement.

The Selling Stockholders and the Company will furnish the Representative with such conformed copies of such opinions, certificates, letters and documents as the Representative reasonably requests. The Representative may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

8. Indemnification and Contribution. (a) Indemnification of Underwriters by the Company. The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company and by any Underwriter through the Representative specifically for use therein (it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below).

(b) Indemnification of Underwriters by the Selling Stockholders. Each Selling Stockholder, will severally and not jointly indemnify and hold harmless each Indemnified Party against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder specifically for use therein, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses and in connection with the enforcement of this provision with respect to the above as such expenses are incurred; provided that the liability under this subsection and in respect of any claim in respect of a breach of representation and warranty of each Selling Stockholder shall be limited in each case to an amount equal to the aggregate gross proceeds after underwriting discounts, but before expenses, to such Selling Stockholder from the sale of Securities sold by such Selling Stockholder hereunder.

(c) Indemnification of Company and Selling Stockholders. Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and each Selling Stockholder (each, an “Underwriter Indemnified Party”) against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, or other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus at any time, the Final Prospectus or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter: the information contained in the first and second sentences of the third paragraph under the caption “Underwriting,” and the information contained in the twelfth and fifteenth paragraphs under the caption “Underwriting.”

(d) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party. The indemnifying party shall not be liable for any settlement of any proceedings affected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding anything contained herein to the contrary, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel in accordance with the provisions hereof, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by the foregoing sentence effected without its written consent if (i) such settlement is entered into in good faith by the indemnified party more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no Selling Stockholder shall be required to contribute any amount in excess of the aggregate gross proceeds, after underwriting commissions and discounts but before deducting expenses, to such Selling Stockholder from the sale of Offered Securities by such Selling Stockholder hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint. The Selling Stockholders’ obligations in this subsection (e) to contribute are several in proportion to their respective obligations and not joint. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(e).

9. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representative may make arrangements satisfactory to the Company and the Selling Stockholders for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representative, the Company and the Selling Stockholders for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders, except as provided in Section 10 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Selling Stockholders, of the Company and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, any Selling Stockholder, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 7(c)(iii), (iv), (vi), (vii) or (viii) or Section 9 hereof, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company, the Selling Stockholders and the Underwriters pursuant to Section 8 hereof shall remain in effect. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

11. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representative at: Jefferies & Company, Inc., 520 Madison Avenue, New York, New York 10022, Facsimile: (212) 284-2280, Attention: General Counsel, or, if sent to the Company or David S. Gordon, will be mailed, delivered or telegraphed and confirmed to it at Dice Holdings, Inc., 1040 Avenue of the Americas, 16th Floor, New York, New York 10018, Attention: General Counsel, Facsimile: 212-725-6559 or, if sent to the GA Entities (as defined on Schedule A hereto) or any of them, will be mailed, delivered or telegraphed and confirmed to General Atlantic LLC, c/o General Atlantic Service Corporation, 3 Pickwick Plaza, Greenwich, CT 06830, Attention: Christopher Lanning, or if sent to the Quadrangle Entities (as defined on Schedule A hereto) or any of them, will be mailed, delivered or telegraphed and confirmed to Quadrangle Capital Partners II LP, 375 Park Avenue, New York, NY 10152, Attention: Steven Davidson, Facsimile: 877-405-0024; provided, however that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

13. Representation. The Representative will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representative will be binding upon all the Underwriters. Brian Campbell, Michael P. Durney and Scot W. Melland will act for David S. Gordon in connection with such transactions, and any action under or in respect of this Agreement taken by Brian Campbell, Michael P. Durney and Scot W. Melland will be binding upon David S. Gordon.

14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15. Absence of Fiduciary Relationship. Each of the Company and the Selling Stockholders severally acknowledge and agree that:

(a) No Other Relationship. The Representative has been retained solely to act as underwriters in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company or the Selling Stockholders and the Representative has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representative has advised or is advising the Company or the Selling Stockholders on other matters;

(b) Arms’ Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by Company and the Selling Stockholders following discussions and arms-length negotiations with the Representative and the Company and the Selling Stockholders are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose. The Company and the Selling Stockholders have been advised that the Representative and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Selling Stockholders and that the Representative has no obligation (except as may be required under the Federal securities laws) to disclose such interests and transactions to the Company or the Selling Stockholders by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver. The Company and the Selling Stockholders waive, to the fullest extent permitted by law, any claims they may have against the Representative for breach of fiduciary duty or alleged breach of fiduciary duty in connection with transactions contemplated by this Agreement and with the process leading to such transactions and agree that the Representative shall have no liability (whether direct or indirect) to the Company or the Selling Stockholders in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

16. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

If the foregoing is in accordance with the Representative’s understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Selling Stockholders, the Company and the several Underwriters in accordance with its terms.

Very truly yours,

DICE HOLDINGS, INC.

By:	/s/ Brian P. Campbell
Name: Brian P. Campbell
Title: Vice President, General Counsel & Secretary

QUADRANGLE CAPITAL PARTNERS II LP

By:	Quadrangle GP Investors II LP, as its General Partner

By:	QCP GP Investors II LLC, as its General Partner

By:	/s/ Peter Ezersky
Name: Peter Ezersky
Title: Managing Member

QUADRANGLE SELECT PARTNERS II LP

By:	Quadrangle GP Investors II LP, as its General Partner

By:	Quadrangle GP Investors II LLC, as its General Partner

By:	/s/ Peter Ezersky
Name: Peter Ezersky
Title: Managing Member

QUADRANGLE CAPITAL PARTNERS II-A LP

By:	Quadrangle GP Investors II LP, as its General Partner

By:	Quadrangle GP Investors II LLC, as its General Partner

By:	/s/ Peter Ezersky
Name: Peter Ezersky
Title: Managing Member

GENERAL ATLANTIC PARTNERS 79, L.P.

By:	General Atlantic LLC, its General Partner

By:	/s/ Thomas J. Murphy
Name: Thomas J. Murphy
Title: Managing Director

GENERAL ATLANTIC PARTNERS 84, L.P.

By:	General Atlantic LLC, its General Partner

By:	/s/ Thomas J. Murphy
Name: Thomas J. Murphy
Title: Managing Director

GAP COINVESTMENTS CDA, L.P.

By:	General Atlantic LLC, its General Partner

By:	/s/ Thomas J. Murphy
Name: Thomas J. Murphy
Title: Managing Director

GAPSTAR, LLC

By:	General Atlantic LLC, its Sole Member

By:	/s/ Thomas J. Murphy
Name: Thomas J. Murphy
Title: Vice President

GAP-W, HOLDINGS, L.P.

By:	General Atlantic LLC, its Manager

By:	/s/ Thomas J. Murphy
Name: Thomas J. Murphy
Title: Managing Director

GAP COINVESTMENTS III, LLC

By:	/s/ Thomas J. Murphy
Name: Thomas J. Murphy
Title: Managing Member

GAP COINVESTMENTS IV, LLC

By:	/s/ Thomas J. Murphy
Name: Thomas J. Murphy
Title: Managing Member

GAPCO GMBH & CO. KG

By:	GAPCO MANAGEMENT GMBH, its General Partner

By:	/s/ Thomas J. Murphy
Name: Thomas J. Murphy
Title: Procuration Officer

/s/ Brian P. Campbell
Name: Brian P. Campbell
Title: Vice President, General Counsel & Secretary

As duly authorized attorney-in-fact for David S. Gordon

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

JEFFERIES & COMPANY, INC.

By:	/s/ Michael Rintoul
Name: Michael Rintoul
Title: Managing Director

Acting on behalf of itself and as the Representative of the several Underwriters.

SCHEDULE A

Selling Stockholder	Number of Firm Securities to be Sold	Number of Optional Securities to be Sold

Quadrangle Capital Partners II LP	4,737,151	785,406
Quadrangle Select Partners II LP	126,726	21,010
Quadrangle Capital Partners II-A LP (collectively, the “Quadrangle Entities”)	564,450	93,584

General Atlantic Partners 79, L.P.	3,541,369	587,299
General Atlantic Partners 84, L.P.	336,360	55,782
GAP Coinvestments CDA, L.P.	736	122
GapStar, LLC	95,753	15,880
GAP-W Holdings, L.P.	1,147,636	190,324
GAP Coinvestments III, LLC	228,409	37,647
GAP Coinvestments IV, LLC	69,387	11,507
GAPCO GmbH & Co. KG (collectively, the “GA Entities”)	8,677	1,439

David S. Gordon	67,713	0

Total	10,924,367	1,800,000

SCHEDULE B

1.

Underwriter	Number of Firm Securities to be Purchased

Jefferies & Company, Inc.	6,000,000
Stifel Nicolaus & Company.	3,600,000
William Blair & Company.	2,400,000

Total	12,000,000

SCHEDULE C

1.	General Use Free Writing Prospectuses (included in the General Disclosure Package)

None

2.	Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

1. The initial price to the public of the Offered Securities.

2. The offering size is 12,000,000 Firm Securities (consisting of 1,075,633 shares offered by the Company and 10,924,367 shares offered by the Selling Stockholders) and 1,800,000 Optional Securities (all offered by the Selling Stockholders).

SCHEDULE D-1

                    , 2010

Dice Holdings, Inc.

1040 Avenue of the Americas, 16th Floor,

New York, New York 10018

Jefferies & Company, Inc.

520 Madison Avenue

New York, NY 10022

Ladies and Gentlemen:

As an inducement to the Underwriters to execute the Underwriting Agreement, pursuant to which an offering will be made of the common stock (the “Securities”) of Dice Holdings, Inc. and any successor (by merger or otherwise) thereto (the “Company”), the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Securities or securities convertible into or exchangeable or exercisable for any shares of Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Jefferies & Company, Inc. (“Jefferies” or the “Representative”). In addition, the undersigned agrees that, without the prior written consent of the Representative, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities, except as such demand or exercise will not require or permit any public filing or other public disclosure to be made in connection therewith until after the expiration of the Lock-Up Period.

The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date 90 days after the public offering date set forth on the final prospectus supplement used to sell the Securities (the “Public Offering Date”) pursuant to the Underwriting Agreement, to which you are or expect to become parties; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the Representative waives, in writing, such extension.

The undersigned hereby acknowledges and agrees that written notice of any extension of the Lock-Up Period pursuant to the previous paragraph will be delivered by the Representative to the Company (in accordance with the Underwriting Agreement) and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

Any Securities received upon exercise of options granted to the undersigned will also be subject to this Agreement. Any Securities acquired by the undersigned in the open market will not be subject to this Agreement. The restrictions of this Agreement shall not apply to a transfer of Securities (i) to any beneficiary of the undersigned pursuant to a will, other testamentary document or applicable laws of descent, (ii) as a bona fide gift or (iii) to a family member or trust may be made, provided that, in each case, the transferee agrees to be bound in writing by the terms of this Agreement prior to such transfer and no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934 (the “Exchange Act”) shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5 made when required) and such transfer shall not involve a disposition for value (provided that in the case of transferees that are charitable organizations or trusts that receive Securities from General Atlantic LLC or any of its affiliates (the “General Atlantic” entities), the lock-up agreements applicable to such entities will permit such transferees to collectively sell under rule 144 under the Securities Act of 1933 up to an aggregate number of shares of Securities equal to .2% of the shares outstanding immediately prior to the public offering, provided that such sales are made only through Jefferies and that no such sales are made during the first 7 days of the Lock-Up Period). In addition, notwithstanding the foregoing, (i) if the undersigned is a corporation, partnership or limited liability company, such entity (and its transferees or distributees) may transfer or distribute the Securities to any wholly-owned subsidiary of such entity or to the partners, members, stockholders or affiliates of such entity, or to a charitable or family trust, provided that the transferee or distributee agrees to be bound in writing by the terms of this Agreement prior to such transfer and no filing by any party under the Exchange Act shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5 made when required and, if the undersigned is a General Atlantic entity, a filing on Form 4 may be made by the undersigned during the Lock-Up Period in connection with a transfer from the undersigned to [specify general partner(s), managing director(s) or managing member(s) and the estate planning vehicles of managing members] if the undersigned provides written notice to the

Representative at least three business days prior to such proposed transfer) and such transfer shall not involve a disposition for value and (ii) the undersigned may establish a Rule 10b5-1 trading plan during the Lock-Up Period; provided that (a) no transactions thereunder are made until after expiration of the Lock-Up Period and (b) no public disclosure of such plan shall be required or voluntarily made until after expiration of the Lock-Up Period. Notwithstanding the foregoing, this Agreement shall not apply to the sale of any Securities to the Underwriters pursuant to the Underwriting Agreement.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Agreement.

This Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before December 31, 2010 or earlier if the Company has provided written notice to the undersigned that it has determined not to pursue the offering. This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

[Name]

                    , 2010

Dice Holdings, Inc.

1040 Avenue of the Americas, 16th Floor,

New York, New York 10018

Jefferies & Company, Inc.

520 Madison Avenue

New York, NY 10022

Ladies and Gentlemen:

As an inducement to the Underwriters to execute the Underwriting Agreement, pursuant to which an offering will be made of the common stock (the “Securities”) of Dice Holdings, Inc. and any successor (by merger or otherwise) thereto (the “Company”), the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Securities or securities convertible into or exchangeable or exercisable for any shares of Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Jefferies & Company, Inc. (“Jefferies” or the “Representative”). In addition, the undersigned agrees that, without the prior written consent of the Representative, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities, except as such demand or exercise will not require or permit any public filing or other public disclosure to be made in connection therewith until after the expiration of the Lock-Up Period.

The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date 90 days after the public offering date set forth on the final prospectus supplement used to sell the Securities (the “Public Offering Date”) pursuant to the Underwriting Agreement, to which you are or expect to become parties; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the Representative waives, in writing, such extension.

The undersigned hereby acknowledges and agrees that written notice of any extension of the Lock-Up Period pursuant to the previous paragraph will be delivered by the Representative to the Company (in accordance with the Underwriting Agreement) and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

Any Securities received upon exercise of options granted to the undersigned will also be subject to this Agreement. Any Securities acquired by the undersigned in the open market will not be subject to this Agreement. The restrictions of this Agreement shall not apply to a transfer of Securities (i) to any beneficiary of the undersigned pursuant to a will, other testamentary document or applicable laws of descent, (ii) as a bona fide gift or (iii) to a family member or trust may be made, provided that, in each case, the transferee agrees to be bound in writing by the terms of this Agreement prior to such transfer and no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934 (the “Exchange Act”) shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5 made when required) and such transfer shall not involve a disposition for value (provided that in the case of transferees that are charitable organizations or trusts that receive Securities from Quadrangle Group LLC or any of its affiliates (the “Quadrangle” entities), the lock-up agreements applicable to such entities will permit such transferees to collectively sell under rule 144 under the Securities Act of 1933 up to an aggregate number of shares of Securities equal to .2% of the shares outstanding immediately prior to the public offering, provided that such sales are made only through Jefferies and that no such sales are made during the first 7 days of the Lock-Up Period). In addition, notwithstanding the foregoing, (i) if the undersigned is a corporation, partnership or limited liability company, such entity (and its transferees or distributees) may transfer or distribute the Securities to any wholly-owned subsidiary of such entity or to the partners, members, stockholders or affiliates of such entity, or to a charitable or family trust, provided that the transferee or distributee agrees to be bound in writing by the terms of this Agreement prior to such transfer and no filing by any party under the Exchange Act shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5 made when required and, if the undersigned is a Quadrangle entity, a filing on Form 4 may be made by the undersigned during the Lock-Up Period in connection with a transfer from the undersigned to [specify general partner(s), managing director(s) or managing member(s) and the estate planning vehicles of managing members] if the undersigned provides written notice to the Representative at least three business days prior to such proposed transfer) and such transfer shall not involve a disposition for value and (ii) the undersigned may establish a

Rule 10b5-1 trading plan during the Lock-Up Period; provided that (a) no transactions thereunder are made until after expiration of the Lock-Up Period and (b) no public disclosure of such plan shall be required or voluntarily made until after expiration of the Lock-Up Period. Notwithstanding the foregoing, this Agreement shall not apply to the sale of any Securities to the Underwriters pursuant to the Underwriting Agreement.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Agreement.

This Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before December 31, 2010 or earlier if the Company has provided written notice to the undersigned that it has determined not to pursue the offering. This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

[Name]

SCHEDULE D-2

                    , 2010

Dice Holdings, Inc.

1040 Avenue of the Americas, 16th Floor,

New York, New York 10018

Jefferies & Company, Inc.

520 Madison Avenue

New York, NY 10022

Ladies and Gentlemen:

As an inducement to the Underwriters to execute the Underwriting Agreement, pursuant to which an offering will be made of the common stock (the “Securities”) of Dice Holdings, Inc. and any successor (by merger or otherwise) thereto (the “Company”), the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Securities or securities convertible into or exchangeable or exercisable for any shares of Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Jefferies & Company, Inc. (“Jefferies” or the “Representative”). In addition, the undersigned agrees that, without the prior written consent of the Representative, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities, except as such demand or exercise will not require or permit any public filing or other public disclosure to be made in connection therewith until after the expiration of the Lock-Up Period.

The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date 90 days after the public offering date set forth on the final prospectus supplement used to sell the Securities (the “Public Offering Date”) pursuant to the Underwriting Agreement, to which you are or expect to become parties; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the Representative waives, in writing, such extension.

The undersigned hereby acknowledges and agrees that written notice of any extension of the Lock-Up Period pursuant to the previous paragraph will be delivered by the Representative to the Company (in accordance with the Underwriting Agreement) and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

Any Securities received upon exercise of options granted to the undersigned will also be subject to this Agreement but any exercise of stock options shall be permitted under this Agreement. Any Securities acquired by the undersigned in the open market will not be subject to this Agreement. The restrictions of this Agreement shall not apply to (x) a transfer of Securities to the Company pursuant to the terms of the Purchase Agreement, dated the date hereof, among the sellers listed therein and the Company, and any related exercise of stock options, (y) a transfer of Securities in the public offering pursuant to the final prospectus supplement described above and (z) a transfer of Securities (i) to any beneficiary of the undersigned pursuant to a will, other testamentary document or applicable laws of descent, (ii) as a bona fide gift or (iii) to a family member or trust may be made, provided that, in each case, the transferee agrees to be bound in writing by the terms of this Agreement prior to such transfer and no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934 (the “Exchange Act”) shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5 made when required) and such transfer shall not involve a disposition for value. In addition, notwithstanding the foregoing, (i) if the undersigned is a corporation, partnership or limited liability company, such entity (and its transferees or distributees) may transfer or distribute the Securities to any wholly-owned subsidiary of such entity or to the partners, members, stockholders of such entity, or to a charitable or family trust, provided that the transferee or distributee agrees to be bound in writing by the terms of this Agreement prior to such transfer and no filing by any party under the Exchange Act shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5 made when required) and such transfer shall not involve a disposition for value and (ii) the undersigned may establish a Rule 10b5-1 trading plan during the Lock-Up Period; provided that (a) no transactions thereunder are made until after expiration of the Lock-Up Period and (b) no public disclosure of such plan shall be required or voluntarily made until after expiration of the Lock-Up Period.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Agreement.

This Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before December 31, 2010 or earlier if the Company has provided written notice to the undersigned that it has determined not to pursue the offering. This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

[Name]

SCHEDULE E

Dice Inc.	Delaware

JobsintheMoney.com, Inc.	Delaware

eFinancialGroup Limited	United Kingdom

eFinancialCareers Limited	United Kingdom

Dice Career Solutions, Inc.	Delaware

MUP, Inc.	Georgia

Dice India Holdings, Inc.	Delaware

EW Knowledge Products, Inc.	Florida

Hay Holdings Limited	British Virgin Islands

eFinancial Careers Pte. Ltd.	Singapore

eFinancialCareers (Australia) Pty Limited	Australia

Targeted Job Fairs, Inc.	Delaware

eFinancialCareers Canada Inc.	Nova Scotia

Exhibit A

Form of Opinion of Counsel for the Company

Jefferies & Company, Inc.

520 Madison Avenue

New York, NY 10022

As Representative of the

several Underwriters listed

in Schedule B to the Underwriting Agreement

Ladies and Gentlemen:

We have acted as special counsel to Dice Holdings, Inc., a Delaware corporation (the “Company”), in connection with the Underwriting Agreement (the “Underwriting Agreement”), dated as of [                    ], 2010, among the Underwriters named on Schedule B thereto (the “Underwriters”), for whom you are acting as representative, the selling stockholders named therein (the “Selling Stockholders”) and the Company, relating to the purchase today by the Underwriters of [                    ] shares of the Company’s common stock, par value $0.01 per share (the “Shares”). This opinion is being furnished at the request of the Company as contemplated by Section 7(d) of the Underwriting Agreement. Capitalized terms used and not otherwise defined in this letter have the respective meanings given those terms in the Underwriting Agreement.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-3 (File No. 333-165483) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement was filed on March 15, 2010, was amended on April 28, 2010 and May 14, 2010, and, we have been advised by the Commission that it was declared effective, as so amended, on May 18, 2010. In this opinion, the registration statement as amended at the date of the Underwriting Agreement, including the documents incorporated by reference therein and the information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B or Rule 430C under the Act, is hereinafter referred to as the “Registration Statement;” the basic prospectus (including the documents incorporated by reference therein) dated May 18, 2010 is hereinafter referred to as the “Basic Prospectus;” the Basic Prospectus, as supplemented by the preliminary prospectus supplement dated [                    ], 2010, including the documents incorporated by reference therein immediately prior to the Applicable Time, is hereinafter referred to as the “Preliminary Final Prospectus;” the Basic Prospectus, as supplemented by the final prospectus supplement dated [                    ], 2010, including the documents incorporated by reference therein is hereinafter referred to as the “Final Prospectus;” and the Preliminary Final Prospectus taken together with the initial price to the public of the shares is hereinafter referred to as the “General Disclosure Package.”

We have been advised orally by the staff of the Commission that no stop order suspending the effectiveness of the Registration Statement has been issued and to our knowledge no proceedings for that purpose have been initiated or are pending or are threatened by the Commission.

In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

1.	the Registration Statement;

2.	the Final Prospectus;

3.	the Underwriting Agreement;

4.	the powers-of-attorney, entered into by certain of the Selling Stockholders on [ ], 2010 (each a “Power-of-Attorney”);

5.	the custody agreements, by and between the Company and each Selling Stockholder, dated as of [ ], 2010 (each a “Custody Agreement”); and

6.	a specimen certificate for the Shares.

In addition, we have examined: (i) such corporate records of the Company as we have considered appropriate, including a copy of the certificate of incorporation, as amended, and by-laws, as amended, of the Company certified by the Company as in effect on the date of this letter (collectively, the “Charter Documents”) and copies of resolutions of the board of directors of the Company and the Offering Committee of the board relating to the issuance of the Shares, each certified by the Company; (ii) such corporate records of each subsidiary listed on Schedule I hereto (each a “Delaware Subsidiary”) as we have considered appropriate, including the certificate of incorporation, as amended, and the by-laws, as amended, of each Delaware Subsidiary, each certified by the applicable Delaware Subsidiary as in effect on the date of this letter; and (iii) such other certificates, agreements and documents as we deemed relevant and necessary as a basis for the opinions and beliefs expressed below. We have also relied upon oral and written statements of officers and representatives of the Company as to factual matters, the factual matters contained in the representations and warranties of the Company made in the Underwriting Agreement and upon certificates of public officials and the officers of the Company.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

Whenever we indicate that our opinion is based upon our knowledge or words of similar import, our opinion is based solely on the actual knowledge of the attorneys in this firm who are representing the Company in connection with the Underwriting Agreement or who are otherwise responsible for the representation of the Company and without any independent verification.

Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that:

1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware. The Company has all necessary corporate power and authority to execute, deliver and perform its obligations under the Underwriting Agreement and to own and hold its properties and conduct its business as described in the Registration Statement.

2. Each Delaware Subsidiary has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware. Each Delaware Subsidiary has all necessary corporate power and authority to own and hold its properties and conduct its business as described in the Registration Statement. Based solely upon certificates of public officials in the respective jurisdictions (copies of which have been delivered to you by the Company), each Delaware Subsidiary is duly qualified to do business in each of the jurisdictions listed on Schedule E to the Underwriting Agreement.

3. The Shares have been duly authorized by all necessary corporate action on the part of the Company. The Shares are, or when issued and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be, validly issued, fully paid and non-assessable.

4. The Common Stock of the Company (including the Shares) conforms in all material respects to the description contained in the General Disclosure Package and the Final Prospectus under the caption “Description of Capital Stock,” and the authorized equity capitalization of the Company is as set forth in the General Disclosure Package and the Final Prospectus under the caption “Description of Capital Stock – Capital Stock” in the Basic Prospectus.

5. There are no preemptive or other similar rights to subscribe for or to purchase shares of Common Stock in the Company’s certificate of incorporation, as amended, or by-laws, as amended, each as in effect on the date of this letter, or in any agreement or other outstanding instrument known to us to which the Company is a party, or under the General Corporation Law of the State of Delaware (the “GCL”).

6. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

7. The statements in the General Disclosure Package and the Final Prospectus under the caption “Certain U.S. Federal Income Tax Consequences for Non-U.S. Holders,” to the extent that they constitute summaries of United States federal law or regulation or legal conclusions, have been reviewed by us and fairly summarize the matters described under that heading in all material respects.

8. The Registration Statement and the Final Prospectus filed with the Commission prior to the date of this letter, as of their respective effective or issue times, appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the rules and regulations of the Commission under the Act (the “Rules and Regulations”), except for the financial statements, financial statement schedules and other financial data included in or incorporated by reference therein or omitted from either of them or from those documents incorporated by reference as to which we express no opinion.

9. We do not know of any contract or other document which is required to be filed as an exhibit to the Registration Statement by the Act or the Rules and Regulations which has not been so filed as an exhibit to the Registration Statement as permitted by the Rules and Regulations.

10. The issuance and sale of the Shares by the Company, the compliance by the Company with all of the provisions of the Underwriting Agreement and the Custody Agreements and the performance by the Company of its obligations thereunder will not (i) result in a violation of the Charter Documents, (ii) breach or result in a default under any agreement, indenture or instrument listed on Schedule II to this Opinion or otherwise referred to in the Registration Statement to which the Company or any of its subsidiaries is a party or is bound or to which any of the properties or assets of the Company or any subsidiary is subject, or (iii) violate Applicable Law or any judgment, order or decree of any court or arbitrator known to us, except in the case of clauses (ii) and (iii) above, where the breach, default or violation could not reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole or prevent or materially interfere with the consummation of the transactions contemplated by the Underwriting Agreement and the Custody Agreements. For purposes of this letter, the term “Applicable Law” means the GCL and those laws, rules and regulations of the United States of America and the State of New York, in each case which in our experience are normally applicable to the transactions of the type contemplated by the Underwriting Agreement, except that, “Applicable Law” does not include (i) the anti-fraud provisions of the securities laws of any applicable jurisdiction or (ii) any state securities or Blue Sky laws of the various states.

11. No consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority, which has not been obtained, taken or made is required by the Company under any Applicable Law for the issuance or sale of the Shares or the performance by the Company of its obligations under the Underwriting Agreement and the Custody Agreements. For purposes of this letter, the term “Governmental Authority” means any executive, legislative, judicial, administrative or regulatory body of the State of New York, the State of Delaware or the United States of America.

12. The Company is not and, after giving effect to the offering and sale of the Shares and the application of their proceeds as described in the General Disclosure Package and the Final Prospectus under the heading “Use of Proceeds,” will not be required to be registered as an investment company under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

13. To our knowledge, there are no legal or governmental actions, suits or proceedings pending or overtly threatened which are required to be disclosed in the Registration Statement, other than those disclosed therein.

14. Except as disclosed in the General Disclosure Package and the Final Prospectus, to our knowledge, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by the Underwriting Agreement, except for such rights as have been duly waived.

The opinions expressed above are limited to the laws of the State of New York, the GCL and the federal laws of the United States of America. Our opinions are rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

This letter is furnished by us solely for your benefit in connection with the transactions referred to in the Underwriting Agreement and may not be circulated to, or relied upon by, any other person without our prior written consent.

Very truly yours,

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

Schedule I

Delaware Subsidiaries

JobsintheMoney.com, Inc.

Dice Inc.

Dice Career Solutions, Inc.

Dice India Holdings, Inc.

Targeted Job Fairs, Inc.

Schedule II

Credit Agreement dated as of July 29, 2010, among Dice Holdings, Inc., Dice Inc. and Dice Career Solutions, Inc., as borrowers, the guarantors named therein, the various parties lender thereto, Bank of America, N.A., as administrative agent, and Banc of America Securities LLC, J.P. Morgan Securities, Inc., and Key Banc Capital Markets Inc., as joint lead arrangers and co-book managers.

Institutional and Management Shareholders Agreement entered into as of July 23, 2007, by and among Dice Holdings, Inc., the Quadrangle Entities named therein, the General Atlantic Entities named therein and the Management Shareholders named therein.

The Dice Holdings, Inc. 2005 Omnibus Stock Plan (the “2005 Stock Plan”).

Form of Stock Option Award Agreement under the 2005 Stock Plan.

The Dice Holdings, Inc. 2007 Equity Award Plan (the “2007 Equity Plan”).

Form of Stock Award Agreement under the 2007 Equity Plan.

The Dice Holdings, Inc. Executive Cash Incentive Plan.

Employment Agreement, dated as of October 25, 2002, and amended as of July 1, 2003 and July 9, 2005, between Dice Inc. and Scot W. Melland.

Employment Agreement, dated as of April 20, 2000, and amended as of March 1, 2001, between Earthweb Inc. and Michael P. Durney.

Employment Agreement, dated as of July 9, 2001, and amended as of August 17, 2004, and July 6, 2009, between Dice Holdings Inc. and Thomas M. Silver.

Amendment to Employment Agreement, dated as of July 6, 2009, between Dice Holdings, Inc. and Thomas M. Silver.

Employment Agreement, dated as of January 31, 2000, and amended as of March 1, 2001, between Earthweb Inc. and Brian Campbell.

Employment Agreement, dated as of June 20, 2005 between eFinancialCareers Limited and John Benson.

Exhibit A-1

Form of Letter of Counsel for the Company

Jefferies & Company, Inc.

520 Madison Avenue

New York, NY 10022

As Representative of the several Underwriters listed

in Schedule B to the Underwriting Agreement

Ladies and Gentlemen:

We have acted as special counsel to Dice Holdings, Inc., a Delaware Corporation (the “Company”), in connection with the Underwriting Agreement (the “Underwriting Agreement”), dated as of [            ], 2010, among the Underwriters named on Schedule B thereof (the “Underwriters”), for whom you are acting as representative, and the Company, relating to the purchase today by the Underwriters of [            ] shares of the Company’s common stock, par value $0.01 per share (the “Shares”). This letter is being furnished at the request of the Company in connection with the delivery of our opinion to you of even date herewith (the “Opinion”) under the Underwriting Agreement. Capitalized terms used and not otherwise defined in this letter have the respective meanings given those terms in the Underwriting Agreement.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-3 (File No. 333 165483) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement was filed on March 15, 2010, was amended on April 28, 2010 and May 14, 2010, and, we have been advised by the Commission that it was declared effective, as so amended, on May 18, 2010. In this letter, the registration statement as amended at the date of the Underwriting Agreement, including the documents incorporated by reference therein and the information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B or Rule 430C under the Act, is hereinafter referred to as the “Registration Statement;” the base prospectus (including the documents incorporated by reference therein) dated May 18, 2010 is hereinafter referred to as the “Basic Prospectus;” the Basic Prospectus, as supplemented by the preliminary prospectus supplement dated [            ], 2010, including the documents incorporated by reference therein immediately prior to the Applicable Time, is referred to as the “Preliminary Final Prospectus;” and, the Basic Prospectus, as supplemented by the final prospectus supplement dated [            ], 2010, including the documents incorporated therein, is hereinafter referred to as the “Final Prospectus.”

The primary purpose of our professional engagement was not to establish factual matters or financial, accounting or statistical information. In addition, many determinations involved in the preparation of the Registration Statement, Preliminary Final Prospectus and the Final Prospectus and the documents incorporated by reference therein are of a wholly or partially non-legal character or relate to legal matters outside the scope of the Opinion. Furthermore, the limitations inherent in the independent verification of factual matters and in the role of outside counsel are such that we have not undertaken to independently verify, and cannot and do not assume responsibility for the accuracy, completeness or fairness of, the statements contained in the Registration Statement, the Preliminary Final Prospectus or the Final Prospectus or the documents incorporated by reference therein (other than as explicitly stated in paragraphs 4 and 7 of the Opinion).

In the course of acting as special counsel to the Company in connection with the offering of the Shares, we have participated in conferences and telephone conversations with officers and other representatives of the Company and the independent registered public accountants for the Company during which conferences and conversations the contents of the Registration Statement, the Preliminary Final Prospectus, the Final Prospectus and related matters were discussed. Based upon such participation (and relying as to factual matters to the extent we deemed reasonable on officers, employees and other representatives of the Company and its subsidiaries) and our understanding of the U.S. federal securities laws and the experience we have gained in our practice thereunder, we hereby advise you that our work in connection with this matter did not disclose any information that gave us reason to believe that (i) as of the Effective Time, the Registration Statement (except for the financial statements, financial statement schedules and other financial data included or incorporated by reference therein or omitted therefrom or from those documents incorporated by reference, as to which we express no such belief), included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) as of the Applicable Time, the General Disclosure Package (except for the financial statements, financial statement schedules and other financial data included or incorporated by reference therein or omitted therefrom or from those documents incorporated by reference as to which we express no such belief) included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) at the time the Final Prospectus was issued or at the Closing Date, the Final Prospectus (except for the financial statements, financial statement schedules and other financial data included or incorporated by reference therein or omitted therefrom or from those documents incorporated by reference as to which we express no such belief) included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. For purposes of this letter, the term “General Disclosure Package” means the Preliminary Final Prospectus taken together with the initial price to the public of the Shares.

This letter is furnished by us solely for your benefit in connection with the transactions referred to in the Underwriting Agreement and may not be circulated to, or relied upon by, any other person without our prior written consent.

Very truly yours,

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

Exhibit B

Form of Opinion of Counsel for Selling Stockholders

Jefferies & Company, Inc.

520 Madison Avenue

New York, NY 10022

As Representative of the

several Underwriters listed

in Schedule B to the Underwriting Agreement

Ladies and Gentlemen:

We have acted as special counsel to the Individual Selling Stockholder and the Entity Selling Stockholders listed in Schedule A attached to this letter (collectively, the “Selling Stockholders”) in connection with the underwriting agreement (the “Underwriting Agreement”), dated as of [            ], 2010 among the Underwriters named on Schedule B thereto (the “Underwriters”), for whom you are acting as representative, Dice Holdings, Inc. (the “Company”) and the selling stockholders named therein relating to sale by the Selling Stockholders and certain other stockholders today of [            ] shares of common stock, par value $0.01 per share (the “Shares”), of the Company. This opinion is being furnished at the request of the Selling Stockholders as contemplated by Section 7(e) of the Underwriting Agreement. Capitalized terms used and not otherwise defined in this letter shall have the respective meanings given those terms in the Underwriting Agreement.

In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

(i) the Underwriting Agreement;

(ii) the power-of-attorney entered into by the Individual Selling Stockholder on [            ], 2010 (each a “Power-of-Attorney”);

(iii) the Custody Agreements by and between the Company and each Selling Stockholder, dated as of [            ], 2010 (each a “Custody Agreement”); and

(iv) Certificates for the Shares held by certain of the Selling Stockholders.

In addition, we have examined: (i) such corporate records of the Entity Selling Stockholders as we have considered appropriate, including copies of the certificates of limited partnership of General Atlantic Partners 79, L.P. (“GA 79”), General Atlantic Partners 84, L.P. (“GA 84”), GAP Coinvestments CDA, L.P. (“GAP CDA”), and GAP-W Holdings, L.P. (“GAP-W”), the certificates of limited liability company of GapStar, LLC (“GapStar”), GAP Coinvestments III, LLC (“GAPCO III”) and GAP Coinvestments IV, LLC (“GAPCO IV”), the limited partnership agreements of GA 79, GA 84, GAP CDA, and GAP-W, and the operating agreements of GapStar, GAPCO III and GAPCO

IV, each as amended, certified by the relevant Entity Selling Stockholder as in effect on the date of this letter (collectively, the “Entity Documents”) and copies of resolutions of the ultimate general partner of GA 79, GA 84, GAP CDA and GAP-W, and the managing member of GapStar, GAPCO III and GAPCO IV relating to the sale by it of shares of Common Stock pursuant to the Underwriting Agreement certified by it; and (ii) such other certificates, agreements and documents as we deemed relevant and necessary as a basis for the opinions and beliefs expressed below. We have also relied upon oral and written statements of officers and representatives of the Selling Stockholders as to factual matters, the factual matters contained in the representations and warranties of the Selling Stockholders made in the Underwriting Agreement and the Custody Agreements, the factual matters contained in the representations and warranties of the Individual Selling Stockholder made in the Power-of-Attorney and upon certificates of public officials and the Selling Stockholders. In respect of matters of fact as to the ownership of the Shares to be sold by the Selling Stockholders, we have relied solely upon certificates of the Selling Stockholders without any independent inquiry.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or reproduced or conformed copies of valid existing agreements or other documents, the authenticity of the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

We have also assumed, without independent investigation (i) that GAPCO Gmbh & Co. KG (“Gmbh”) has all necessary corporate power and authority to execute, deliver and perform its obligations under the Underwriting Agreement and the Custody Agreement, (ii) that the execution, delivery and performance of the Underwriting Agreement and the Custody Agreement has been duly authorized by all necessary corporate action by Gmbh, and (iii) the due execution and delivery of the Underwriting Agreement and the Custody Agreement by Gmbh under the laws of their respective jurisdictions of organization. We have also assumed, without independent investigation, that the Custody Agreements and the Powers-of-Attorney have been duly authorized and executed by, and represent valid and legally binding obligations of, each other party thereto other than the Selling Stockholders and that the Registration Statement has been declared effective by the Securities and Exchange Commission and remains effective as of the date of this letter.

Whenever we indicate that our opinion is based upon our knowledge or words of similar import, our opinion is based solely on the actual knowledge of the attorneys in this firm who are representing the Selling Stockholders in connection with the Underwriting Agreement or who are otherwise responsible for the representation of the Selling Stockholders and without any independent verification. We call to your attention the fact that we are not regular counsel to the Individual Selling Stockholder.

Based on the above, and subject to the stated assumptions, exceptions and qualifications stated below, we are of the opinion that:

1. Each Selling Stockholder listed on Schedule B attached to this letter (each, a “Delaware Entity Selling Stockholder”) has duly authorized the Custody Agreement.

2. The Individual Selling Stockholder has duly executed and delivered a Power-of-Attorney. The Power-of-Attorney of the Individual Selling Stockholder is a valid and legally binding obligation of such Individual Selling Stockholder, enforceable against the Individual Selling Stockholder in accordance with its terms, except that the enforceability of the Power-of-Attorney may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and except to the extent that the indemnification and contribution provisions may be unenforceable.

3. The Custody Agreement has been duly executed and delivered by or on behalf of each Delaware Entity Selling Stockholder and the Individual Selling Stockholder. The Custody Agreement is a valid and legally binding obligation of each Selling Stockholder, enforceable against each such Selling Stockholder in accordance with its terms, except that the enforceability of the Custody Agreement may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and except to the extent that the indemnification and contribution provisions may be unenforceable.

4. Each Delaware Entity Selling Stockholder has all necessary partnership or limited liability company, as applicable, power and authority to execute, deliver and perform its obligations under the Underwriting Agreement and to sell, assign, transfer and deliver the Shares.

5. The Underwriting Agreement has been duly authorized by each Delaware Entity Selling Stockholder, and has been duly executed and delivered by or on behalf of each Selling Stockholder.

6. With respect to each Selling Stockholder, the sale of the Shares to be sold by such Selling Stockholder under the Underwriting Agreement, the compliance by such Selling Stockholder with all of the provisions of the Underwriting Agreement and the Custody Agreement and the compliance by the Individual Selling Stockholder with all of the provisions of the Power-of-Attorney with respect to such Shares will not (a) breach or result in a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to us to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, (b) violate in the case of a Delaware Entity Selling Stockholder such Delaware Entity Selling Stockholder’s Entity Documents, and (c) violate Applicable Law or any judgment, order or decree of any court or arbitrator known to us, except in the case of clauses (a) and (c) above, other than any breach, default or violation that could not reasonably be expected to materially adversely affect such Selling Stockholder’s ability to consummate the transactions contemplated by the Underwriting Agreement. For purposes of this letter, the term “Applicable Law” means the Delaware Revised Uniform Limited Partnership Act (the “LPA”) and the Delaware Limited Liability Company Act (the “LLCA”), and those laws, rules and regulations of the United States of America and the State of New York, in each case which in our experience are normally applicable to the transactions of the type contemplated by the Underwriting Agreement, except that “Applicable Law” does not include the antifraud provisions of the securities laws of any applicable jurisdiction or any state securities or Blue Sky laws of the various States.

7. With respect to each Selling Stockholder, to our knowledge, no consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority, which has not been obtained, taken or made (other than as required by any state securities or Blue Sky laws, as to which we express no opinion) is required under any Applicable Law for the performance by such Selling Stockholder of his or its obligations under the Underwriting Agreement in connection with the Shares to be sold by such Selling Stockholder thereunder, except for the filings (if any) by the Selling Stockholders with the Securities and Exchange Commission already made or required to be made after the date hereof pursuant to Section 13(d), Section 13(f) or Section 16 of the Securities Exchange Act of 1934, as amended. For purposes of this letter, the term “Governmental Authorities” means any executive, legislative, judicial, administrative or regulatory body of the State of Delaware, the State of New York or the United States of America.

8. Each of GA 79, GAP-W, GapStar, GAPCO III, GAPCO IV and Gmbh is the record owner of the Shares to be sold by such Selling Stockholders pursuant to the Underwriting Agreement.

9. Assuming each Underwriter acquires its interest in the Shares it has purchased from the Selling Stockholders (the “Selling Stockholder Shares”) under the Underwriting Agreement in good faith without notice of any adverse claim (within the meaning of Section 8-105 of the Uniform Commercial Code in effect in the State of New York at the date of this letter (the “NY-UCC”)) with respect to the Shares, (i) each Underwriter that has purchased the Selling Stockholder Shares delivered on the date hereof to The Depository Trust Company (assuming The Depository Trust Company is a clearing corporation within the meaning of Section 8-102(a)(5) of the NY-UCC) or other securities intermediary (assuming such other securities intermediary is a securities intermediary within the meaning of Section 8-102(14) of the NY-UCC) by making payment therefor as provided in the Underwriting Agreement, and that has had the Selling Stockholder Shares credited by book entry to the securities account or accounts (within the meaning of Section 8-501(a) of the NY-UCC), assuming that the securities intermediary’s jurisdiction (within the meaning of Section 8-110(e) of the NY-UCC) for the securities account or accounts is the State of New York) of such Underwriter maintained by The Depository Trust Company or such other securities intermediary will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the

NY-UCC) to such Selling Stockholder Shares purchased by such Underwriter under Section 8-501 of the NY-UCC, (ii) The Depositary Trust Company or such other securities intermediary shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the NY-UCC (assuming that the Depositary Trust Company or such other securities intermediary has no notice of an adverse claim within the meaning of Section 8-105 of the NY-UCC and that the Depositary Trust Company is a clearing corporation within the meaning of Section 8-102(a)(5) of the NY-UCC or such other securities intermediary is a securities intermediary within the meaning of Section 8-102(14) of the NY-UCC), and (iii) no action based on an adverse claim (within the meaning of Section 8-102(a)(1) and Section 8-502 of the NY-UCC) may be asserted against such Underwriter with respect to such Selling Stockholder Shares.

*            *             *

The opinions expressed above are limited to the LPA, the LLCA, the laws of the State of New York and the federal laws of the United States of America. Our opinions are rendered only with respect to the laws, and the rules, regulations and orders thereunder that are currently in effect.

This letter is furnished by us solely for your benefit in connection with the transactions referred to in the Underwriting Agreement and may not be circulated to, or relied upon by, any other person without our prior written consent.

Very truly yours,

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

Schedule A

The Individual Selling Stockholder

David S. Gordon

The Entity Selling Stockholders

General Atlantic Partners 79, L.P.

General Atlantic Partners 84, L.P.

GAP Coinvestments CDA, L.P.

GapStar, LLC

GAP-W Holdings, L.P.

GAP Coinvestments III, LLC

GAP Coinvestments IV, LLC

GAPCO GmbH & Co. KG

Schedule B

Delaware Entity Selling Stockholders

General Atlantic Partners 79, L.P.

General Atlantic Partners 84, L.P.

GAP Coinvestments CDA, L.P.

GapStar, LLC

GAP-W Holdings, L.P.

GAP Coinvestments III, LLC

GAP Coinvestments IV, LLC

Exhibit B-1

                    , 2010

Jefferies & Company, Inc.

520 Madison Avenue

New York, NY 10022

As Representative of the several Underwriters

Ladies and Gentlemen:

We have acted as counsel for the selling stockholders specified in Schedule A hereto (the “Selling Stockholders”), in connection with the Underwriting Agreement dated [            ], 2010 (the “Underwriting Agreement”) among Dice Holdings, Inc., a Delaware corporation (the “Company”), certain stockholders of the Company named in Schedule A attached thereto and you, as representative of the several underwriters named in Schedule 1 thereto (the “Underwriters”). Pursuant to the Underwriting Agreement, each of the Selling Stockholders proposes to sell, and you severally propose to purchase, the number of shares of the Company’s common stock, par value $0.01 per share, specified in Schedule A hereto (the “Shares”). This opinion is delivered pursuant to Section 7(e) of the Underwriting Agreement.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion.

Capitalized terms used but not otherwise defined herein are used as defined in the Underwriting Agreement.

Based upon the foregoing, we are of the opinion that:

(a) The Underwriting Agreement has been duly authorized, executed and delivered by or on behalf of each of the Selling Stockholders.

(b) The Custody Agreement has been duly authorized, executed and delivered by or on behalf of each of the Selling Stockholders. The Custody Agreement is a valid and legally binding obligation of each Selling Stockholder, enforceable against each such Selling Stockholder in accordance with its terms, except that the enforceability of the Custody Agreement may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and except to the extent that the indemnification and contribution provisions may be unenforceable.

(c) Each of the Selling Stockholders has full legal right, power and authority to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder.

(d) No consent, approval, authorization or order of, or qualification with, any governmental body or agency under United States federal or New York state law that in our experience is normally applicable to general business corporations and limited partnerships in relation to transactions of the type contemplated by the Underwriting Agreement is required for the performance by each of the Selling Stockholders of its obligations under the Underwriting Agreement, except such as have been obtained and such as may be required under state securities or Blue Sky laws as to which we express no opinion and for the filings (if any) by the Selling Stockholders with the Securities and Exchange Commission required pursuant to Section 13(d), Section 13(f) or Section 16 of the Securities Exchange Act of 1934, as amended.

(e) The execution and delivery by each of the Selling Stockholders of, and the performance of its obligations under, the Underwriting Agreement and Custody Agreement will not (i) contravene any terms of the organizational documents of such Selling Stockholder, (ii) breach or result in a default under of the agreements listed on Schedule B hereto (which agreements, together with the organizational documents of the Selling Shareholders, we have been informed contains all of the agreements material to the selling shareholders which are relevant to their investment in Dice), or (iii) conflict with any provision of United States federal or New York state law that in our experience is normally applicable to general business corporations and limited partnerships in relation to transactions of the type contemplated by the Underwriting Agreement, except that we express no opinion as to any federal or state securities law.

(f) Upon payment for the Shares to be sold by the Selling Stockholders to each of the several Underwriters as provided in the Underwriting Agreement and the crediting of such Shares on the records of The Depository Trust Company (“DTC”) in the State of New York to a securities account or securities accounts in the name of such Underwriter (assuming that such Underwriter does not have notice of any adverse claim (as such phrase is defined in Section 8-105 of the Uniform Commercial Code as in effect in the State of New York (the “UCC”)) to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC under Section 8-501 of the UCC, (B) such Underwriter will acquire a security entitlement in respect of such Shares and (C) to the extent governed by Article 8 of the UCC, no action based on any “adverse claim” (as defined in Section 8-102 of the UCC) to such Shares may be asserted against such Underwriter; it being understood that for purposes of this opinion, we have assumed that when such payment and crediting occur, (x) such Shares will have been registered in the name of Cede & Co. or such other nominee as may be designated by DTC, in each case on the Company’s share registry in accordance with its articles of association and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the securities account or accounts in the name of such Underwriter on the records of DTC in the State of New York will have been made pursuant to the UCC; it being further understood that clause (A) of this paragraph shall not apply to any Shares registered with, or reflected on the records of, DTC prior to the date hereof.

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the Delaware Revised Uniform Limited Partnership Act and the federal laws of the United States. However, we express no opinion with respect to the Investment Company Act of 1940, as amended, or the Investment Advisors Act of 1940, as amended, or the impact of such Acts upon any of the conclusions set forth in paragraph (b).

This opinion is rendered solely to you and the other several Underwriters in connection with the Underwriting Agreement. This opinion may not be relied upon by you for any other purpose or relied upon by any other person (including any person acquiring Shares from the several Underwriters) or furnished to any other person without our prior written consent.

Very truly yours,

Schedule A

Name of Selling Stockholders	Number of Shares
Quadrangle Capital Partners II LP	4,737,151
Quadrangle Select Partners II LP	126,726
Quadrangle Capital Partners II-A LP	564,450

Schedule B

1.	Amended and Restated Shareholders Agreement dated as of October 31, 2006, among (i) the Company, (ii) the Selling Shareholders, (iii) General Atlantic Partners 79, L.P., Gapstar, LLC, GAP W, LLC, GAP Coinvestments III, LLC, GAP Coinvestments IV, LLC and GAPCO Gmbll & Co. KG, (iv) the persons listed on the signature pages thereof under “Management Shareholders” and (v) the persons listed on the signature pages thereof under “eFG Shareholders”.

2.	Bank of Montreal Loan Authorization Agreement as December 21, 2006, among Bank of Montreal and Quadrangle Capital Partners II LP, a Delaware limited partnership.

3.	Bank of Montreal Loan Authorization Agreement as December 21, 2006, among Bank of Montreal and Quadrangle Select Partners II LP, a Delaware limited Partnership.

4.	Bank of Montreal Loan Authorization Agreement as December 21, 2006, among Bank of Montreal and Quadrangle Capital Partners II A LP, a Delaware limited partnership.